UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DEUTSCHE MULTI-MARKET INCOME TRUST
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
NEIL R. CHELO
MATTHEW S. CROUSE

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Western Investment LLC, together with the other participants named herein (collectively, the “Western Group”) intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees and certain business proposals at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Deutsche Multi-Market Income Trust, a Massachusetts business trust (the “Fund”).

On July 29, 2016, the Western Group issued the following press release:

FOR IMMEDIATE RELEASE
July 29, 2016

WESTERN INVESTMENT IS CONCERNED THAT RISKS OF DEUTSCHE BANK,
CALLED “WORLD’S MOST DANGEROUS BANK,” MAY SERIOUSLY IMPACT
DEUTSCHE-MANAGED CLOSED-END FUNDS AND BELIEVES BOARDS SHOULD
ACCELERATE TERMINATION PLANS

Western Investment Urges the Boards of the Deutsche Funds, Deutsche Multi-Market Income
Trust (KMM) and Deutsche Strategic Income Trust (KST), To Terminate by the End of 2016
consistent with Deutsche High Income Trust (KHI)

NEW YORK, N.Y., July 29, 2016 – Western Investment LLC (“Western Investment”), which together with certain affiliates and other members of its group, beneficially owns over 5% of the outstanding shares of common stock of each of Deutsche Multi-Market Income Trust (NYSE: KMM) (“KMM”) and Deutsche Strategic Income Trust (NYSE: KST) (“KST,” and together with KMM, the “Deutsche Funds”), commented today on the recent financial issues that have been plaguing Deutsch Bank AG (“Deutsche Bank”), the parent of Deutsche Investment Management Americas, Inc. (“DIM”), the Investment Manager of the Deutsche Funds.

According to Bloomberg and other news sources, Deutsche Bank, at one time a leading global bank, is suffering financially.  Recent reports indicate that Deutsche Bank’s second quarter results showed that net income fell to almost zero.  Deutsche Bank is in the midst of a major restructuring and news sources are suggesting that thousands more jobs may need to be cut.  On top of this, Deutsche Bank’s stock price has fallen precipitously and its discount to book value is the steepest in at least 15 years.  This comes on the heels of reports from BBC News earlier this month that the International Monetary Fund (IMF) thinks Deutsche Bank is the riskiest of the big banks, highlighting its poor capital ratio.  Deutsche Bank has been engaging in significant cost cutting as part of its restructuring efforts.  Additionally, CEO John Cryan, in a letter indicated that “If this weak economic environment persists, we will need to be still more ambitious in our restructuring.”

Western Investment is concerned that Deutsche Bank’s weak performance may have caused the market to question the bank’s viability, as well as that this cost-cutting may have a severe adverse impact on DIM’s ability to properly manage the Deutsche Funds.  Western Investment believes that the most prudent action for the boards of trustees of the Deutsche Funds (the “Boards”) to take, consistent with their fiduciary duties, is to terminate the Deutsche Funds and make liquidating distributions to shareholders by the end of 2016, consistent with Deutsche High Income Trust (NYSE: KHI) (“KHI”), which is being terminated, with a liquidating distribution to be paid to shareholders in 2016.  KHI is a similar DIM-managed closed-end fund.  Western Investment is concerned that the troubles plaguing Deutsche Bank may lead to a wider discount to net book value and therefore a destruction of value for the shareholders of the Deutsche Funds.  Western Investment believes that it is incumbent upon the Boards to take the necessary action to limit this negative impact by acting now to terminate the Deutsche Funds by 2016 year end.

The Deutsche Funds earlier this month announced that they would be terminated by the end of 2018.  However, Western Investment urges the Boards, given the dire situation at Deutsche Bank, to accelerate the planned termination of the Deutsche Funds so that it is completed by the end of 2016.  Western Investment sees no reason why shareholders of the Deutsche Funds should not be treated equivalently to KHI shareholders.

Deutsche Bank’s stock closed yesterday at $13.25, a 91.7% decline from its high of $159.59 in 2007.

SOURCE:  Western Investment LLC

CONTACT:

Arthur D. Lipson
Western Investment LLC
(801) 942-7803

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Western Investment LLC, together with the other participants named herein (collectively, the “Western Group”) intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees and certain business proposals at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Deutsche Multi-Market Income Trust, a Massachusetts business trust (“KMM” or the “Fund”).

The participants in the proxy solicitation are: Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Western Investment LLC, a Delaware limited liability company (“WILLC”), Arthur D. Lipson, Benchmark Plus Institutional Partners, L.L.C., a Delaware limited liability company (“BPIP”), Benchmark Plus Management, L.L.C., a Delaware limited liability company (“BPM”), Robert Ferguson, Neil R. Chelo and Matthew S. Crouse.

THE WESTERN GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE FUND TO READ SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

As of the close of business on July 28, 2016, WIHP beneficially owned 591,309 shares of common stock, $0.01 par value (the “KMM Common Stock”), of KMM.  As of the close of business on July 28, 2016, WITRP beneficially owned 403,680 shares of KMM Common Stock. As of the close of business on July 28, 2016, WILLC directly owned 900 shares of KMM Common Stock and as the general partner of WIHP and WITRP may be deemed the beneficial owner of the (i) 591,309 shares of KMM Common Stock owned by WIHP and (ii) 403,680 shares of KMM Common Stock owned by WITRP.  As of the close of business on July 28, 2016, Mr. Lipson directly owned 9,713 shares of KMM Common Stock and as the managing member of WILLC, may be deemed the beneficial owner of the (i) 900 shares of KMM Common Stock owned by WILLC, (ii) 591,309 shares of KMM Common Stock owned by WIHP and (iii) 403,680 shares of KMM Common Stock owned by WITRP.  As of the close of business on July 28, 2016, BPIP beneficially owned 266,223 shares of KMM Common Stock.  BPM, as the managing member of BPIP, may be deemed the beneficial owner of the 266,223 shares of KMM Common Stock owned by BPIP.  Mr. Ferguson, as a managing member of BPM, may be deemed the beneficial owner of the 266,223 shares of KMM Common Stock owned by BPIP.  As of the close of business on July 28, 2016, Mr. Chelo, did not beneficially own any shares of KMM Common Stock.  As of the close of business on July 28, 2016, Mr. Crouse, did not beneficially own any shares of KMM Common Stock.